                                   Exhibit 4

                AGREEMENT TO ADOPT AND RETAIN CERTAIN PROVISIONS
                       IN THE LIVING TRUST OF THE PARTIES


     This Agreement is made and entered into on this 24th day of July, 1996, between Theodore Rosenberg and the Theodore Rosenberg Trust on the one hand, and Sydney J. Rosenberg and the Sydney J. Rosenberg Trust on the other (collectively sometimes called "The Parties" herein).

     WHEREAS Theodore Rosenberg and Sydney Rosenberg have each executed trusts providing for the management and distribution of their respective assets during their lifetime and after their death, and

     WHEREAS those trusts are each subject to amendment during the lifetime of the Trustor, and

     WHEREAS The Parties all have various interests which are related in various ways, and

     WHEREAS The Parties wish to be certain that specified interests will be handled as agreed;

     NOW THEREFORE, THE PARTIES DO AGREE AS FOLLOWS:

     1. The Theodore Rosenberg Trust and the Sydney J. Rosenberg Trust are currently being amended, and the new amendments shall contain for each trust a section in the form and content as set out in Exhibits A and B hereto. Exhibit A contains the language to be included in The Sydney J. Rosenberg Trust. Exhibit B contains the language to be included in The Theodore Rosenberg Trust.

     2. The substance of that Section shall not be changed in either of the trusts during the joint lifetime of Theodore Rosenberg and Sydney J. Rosenberg without the express written consent of both of them. After the death of Theodore Rosenberg, or Sydney J. Rosenberg, this Section shall be irrevocable and not subject to change in either of the trusts.

      Executed the year and date first written above.


/s/ THEODORE ROSENBERG                    /s/ SYDNEY J. ROSENBERG
--------------------------------------    -------------------------------------
Theodore Rosenberg                        Sydney J. Rosenberg

The Theodore Rosenberg Trust              The Sydney J. Rosenberg Trust


By  /s/ THEODORE ROSENBERG TTE            By  /s/ SYDNEY J. ROSENBERG TTE
--------------------------------------    -------------------------------------
    Theodore Rosenberg, Trustee               Sydney J. Rosenberg, Trustee

                                   Exhibit A

VI. SPECIAL PROVISIONS REGARDING CLOSELY HELD BUSINESSES, INCLUDING ABM STOCK, T & S REALTY, 9831 PICO PARTNERS AND OTHERS AND RELATED MATTERS

      A. AGREEMENT WITH THEODORE ROSENBERG AND THE THEODORE ROSENBERG TRUST. Trustor, both individually and as trustor of this trust has entered into an agreement with Theodore Rosenberg and the Theodore Rosenberg Trust which provides that this Trust and the Theodore Rosenberg Trust will both contain this section. The agreement further provides that this section shall not be changed in either Trust during the joint lifetime of Sydney J. Rosenberg and Theodore Rosenberg without the express written consent of both of them. After the death of either of them, this section shall not be changed in either of the Trusts.

      B. MATTERS IN COMMON WITH THEODORE ROSENBERG AND THE THEODORE ROSENBERG TRUST. Within the Trust Estate, there are significant interests in ABM, T & S Realty Co., 9831 Pico Partners and other investments that are owned in conjunction with Trustor's brother, namely Theodore Rosenberg or The Theodore Rosenberg Trust. With regard to these investments and to other matters of mutual interest, Trustor urges the Trustees of All Trusts to act in concert with Theodore Rosenberg, the Theodore Rosenberg Trust, and the respective successors, trustees and beneficiaries of Theodore Rosenberg and the Theodore Rosenberg Trust.

      C. CONTINUATION OF TRUST. Trustor recognizes that a large portion of the Trust Estate consists of closely-held business interests. The continuation of Any Trusts hereunder is hereby authorized for as long as may be reasonably necessary, including possibly throughout the period of payment of installments of federal estate tax.

     D. UNPRODUCTIVE PROPERTY. Notwithstanding any other provision in this Trust Agreement to the contrary: No beneficiary of Any Trust shall have the power to compel the Trustees of That Trust to make productive or more productive, in terms of ordinary income and/or capital gain, any unproductive or under-productive property held in That Trust, including but not limited to any common stock and or real property. This paragraph is also included in the last Section of this Trust solely to show that this provision not only falls within this Section VI, but also applies to all of the property within the Trust.

     E.   COMMON STOCK OF ABM OR ITS SUCCESSORS IN INTEREST ("ABM STOCK").

          1. Subject only to the exceptions set forth in Subsection VI.E.3. below, no ABM Stock held in Any Trust may be sold or transferred to anyone or distributed to any beneficiary of That Trust until January 1, 2006, or until five (5) years have elapsed since the death of the last to die of Trustor or Trustor's brother Theodore Rosenberg if the five-year period should elapse before January 1, 2006.

          2. The foregoing period of time is designated as the "Minimum ABM Holding Period". Any trust created pursuant to this Trust Agreement which contains ABM Stock and is scheduled to terminate in whole or in part during the Minimum ABM Holding Period, with distribution free of trust to one or more beneficiaries shall, notwithstanding any other provisions of this Trust Agreement, continue only with respect to such stock on the same terms and conditions, but as if the time for termination did not occur until after the expiration of the Minimum ABM Holding Period. If a beneficiary shall die prior to such termination, such beneficiary's interest shall pass as if the beneficiary had died prior to the age or time for termination and such interest shall continue to be held, administered and distributed by the Trustees hereunder for the benefit of the beneficiaries thereof. Until expiration of the Minimum ABM Holding Period, no distribution or calculation of principal shall include any ABM Stock or the value thereof.

     3. There are no exceptions to the Minimum ABM Holding Period for the sale, transfer or distribution of ABM Stock; however ABM Stock may be sold for cash or exchanged for other stock prior to expiration of the ABM Holding Period, but only if such sale or exchange is:


          a. in conjunction with the sale or exchange of all or substantially all of the ABM Stock owned by Trustor's brother Theodore Rosenberg and/or The Theodore Rosenberg Trust; or

          b. in conjunction with the sale or exchange of all or substantially all of the stock of the legal successors to Theodore Rosenberg and/or The Theodore Rosenberg Trust after the death of Theodore Rosenberg.

     4. The Minimum ABM Holding Period shall not apply to the proceeds from any such sale or exchange of ABM Stock unless the Trustees determine in their sole and absolute discretion that the voting securities of any other entity received in exchange for ABM Stock constitutes a significant block of stock in such other entity, in which case the Minimum ABM Holding Period shall remain in effect with respect to such other voting securities.

     5. Trustor understands that any Trustee who is also a stockholder, director an/or officer of ABM may have conflicting duties and obligations to Any/All Trusts, to other stockholders, directors and officers of ABM, and to other persons interested in ABM. Trustor holds the Trustee harmless from any action or inaction with regard to ABM by that Trustee and Any/All Trusts related to ABM, both before and after the Minimum ABM Holding Period.

F. T & S REALTY. The following provisions shall apply to T & S Realty Co. which is a California general partnership between This Trust and The Theodore Rosenberg Trust, as applicable, held in any trust subsequent to Trustor's death:

      1. Any distributions to or from Any Trust on account of its interest in T & S Realty Co. shall, to the fullest extent deemed practical by the Trustees, be converted into cash, notes or other non-partnership property prior to such distribution. Trustor does not intend that the interests per se of Any Trust in T & S Realty Co. shall be distributed to any beneficiary.

      2. In connection with raising funds for estate and any other death taxes, expenses and distributions, Trustor directs that, to the fullest extent deemed practical by the Trustees, other portions of the Trust Estate that are not specifically disposed of or provided for in This Trust Agreement shall be utilized for distributions before obtaining loans or withdrawals from T & S Realty Co., or requiring T & S Realty Co. to sell or refinance any of its real properties.

      3. Portions of the Trust Estate that are specifically disposed of or provided for in This Trust Agreement include, but are not limited to, the Outright Gifts and ABM Stock.

                                   Exhibit B

VI. SPECIAL PROVISIONS REGARDING CLOSELY HELD BUSINESSES, INCLUDING ABM STOCK, T & S REALTY, 9831 PICO PARTNERS AND OTHERS AND RELATED MATTERS.

     A. AGREEMENT WITH SYDNEY J. ROSENBERG AND THE SYDNEY J. ROSENBERG TRUST. Trustor, both individually and as trustor of this trust has entered into an agreement with Sydney J. Rosenberg and the Sydney J. Rosenberg Trust which provides that this Trust and the Sydney J. Rosenberg Trust will both contain this section. The agreement further provides that this section shall not be changed in either Trust during the joint lifetime of Sydney J. Rosenberg and Theodore Rosenberg without the express written consent of both of them. After the death of either of them, this section shall not be changed in either of the Trusts.

     B. MATTERS IN COMMON WITH SYDNEY J. ROSENBERG AND THE SYDNEY J. ROSENBERG TRUST. Within the Trust Estate, there are significant interests in ABM, T & S Realty Co., 9831 Pico Partners and other investments that are owned in conjunction with Trustor's brother, namely Sydney J. Rosenberg or The Sydney
J. Rosenberg Trust. With regard to those investments and to other matters of mutual interest, Trustor urges the Trustees of All Trusts to act in concert with Sydney J. Rosenberg, the Sydney J. Rosenberg Trust, and the respective successors, trustees and beneficiaries of Sydney J. Rosenberg and the Sydney J. Rosenberg Trust.

     C. CONTINUATION OF TRUST. Trustor recognizes that a large portion of the Trust Estate consists of closely-held business interests. The continuation of Any Trusts hereunder is hereby authorized for as long as may be reasonably necessary, including possibly throughout the period of payment of installments of federal estate tax.

     D. UNPRODUCTIVE PROPERTY. Notwithstanding any other provision in this Trust Agreement to the contrary: No beneficiary of Any Trust shall have the power to compel the Trustees of That Trust to make productive or more productive, in terms of ordinary income and/or capital gain, any unproductive or under-productive property held in That Trust, including but not limited to any common stock and or real property. This paragraph is also included in the last Section of this Trust solely to show that this provision not only falls within this Section VI, but also applies to all of the property within the Trust.

     E.   COMMON STOCK OF ABM OR ITS SUCCESSORS IN INTEREST ("ABM STOCK").

          1. Subject only to the exceptions set forth in Subsection VI.E.3. below, no ABM Stock held in Any Trust may be sold or transferred to anyone or distributed to any beneficiary of That Trust until January 1, 2006, or until five (5) years have elapsed since the death of the last to die of Trustor or Trustor's brother Sydney
               J. Rosenberg if the five-year period should elapse before January 1, 2006.

          2. The foregoing period of time is designated as the "Minimum ABM Holding Period". Any trust created pursuant to this Trust Agreement which contains ABM Stock and is scheduled to terminate in whole or in part during the Minimum ABM Holding Period, with distribution free of trust to one or more beneficiaries shall, notwithstanding any other provisions of this Trust Agreement, continue only with respect to such stock on the same terms and conditions, but as if the time for termination did not occur until after the expiration of the Minimum ABM Holding

               Period. If a beneficiary shall die prior to such termination, such beneficiary's interest shall pass as if the beneficiary had died prior to the age or time for termination and such interest shall continue to be held, administered and distributed by the Trustees hereunder for the benefit of the beneficiaries thereof. Until expiration of the Minimum ABM Holding Period, no distribution or calculation of principal shall include any ABM Stock or the value thereof.

          3. There are no exceptions to the Minimum ABM Holding Period for the sale, transfer or distribution of ABM Stock; however ABM Stock may be sold for cash or exchanged for other stock prior to expiration of the ABM Holding Period, but only if such sale or exchange is:

               a. in conjunction with the sale or exchange of all or substantially all of the ABM Stock owned by Trustor's brother Sydney J. Rosenberg and/or The Sydney J. Rosenberg Trust; or

               b. In conjunction with the sale or exchange of all or substantially all of the stock of the legal successors to Sydney J. Rosenberg and/or The Sydney J. Rosenberg Trust after the death of Sydney J. Rosenberg.

          4. The Minimum ABM Holding Period shall not apply to the proceeds from any such sale or exchange of ABM Stock unless the Trustees determine in their sole and absolute discretion that the voting securities of any other entity received in exchange for ABM Stock constitutes a significant block of stock in such other entity, in which case the Minimum ABM Holding Period shall remain in effect with respect to such other voting securities.

          5. Trustor understands that any Trustee who is also a stockholder, director and/or officer of ABM may have conflicting duties and obligations to Any/All Trusts, to other stockholders, directors and officers of ABM, and to other persons interested in ABM. Trustor holds the Trustee harmless from any action or inaction with regard to ABM by that Trustee and Any/All Trusts related to ABM, both before and after the Minimum ABM Holding Period.

    F. T & S REALTY. The following provisions shall apply to T & S Realty Co. which is a California general partnership between This Trust and The Sydney J. Rosenberg Trust, as applicable, held in any trust subsequent to Trustor's death:

        1. Any distributions to or from Any Trust on account of its interest in T & S Realty Co. shall, to the fullest extent deemed practical by the Trustees, be converted into cash, notes or other non-partnership property prior to such distribution. Trustor does not intend that the interests per se of Any Trust in T & S Realty Co. shall be distributed to any beneficiary.

        2. In connection with raising funds for estate and any other death taxes, expenses and distributions, Trustor directs that, to the fullest extent deemed practical by the Trustees, other portions of the Trust Estate that are not specifically disposed of or provided for in This Trust Agreement, shall be utilized for distributions before obtaining loans or withdrawals from T & S Realty Co., or requiring T & S Realty Co. to sell or refinance any of its real properties.

        3. Portions of the Trust Estate that are specifically disposed of or provided for in This Trust Agreement include, but are not limited to, the Outright Gifts and ABM Stock.